Exhibit 99.1

Code Chain New Continent Announces Pre-Commitment for Bitcoin Mining Farm Expansion for 10,000 units Capacity

NEW YORK, Dec. 7, 2021 /PRNewswire/ -- Code Chain New Continent Limited (the "Company" or "Code Chain") (NASDAQ: CCNC), a vertically integrated cryptocurrency miner, today provided a business update for key operational developments. The Company plans to expand its mining operation to a global scale through a strategy that follows current mining migration.

The United States is now the number one destination for Bitcoin miners, eclipsing China for the first time ever. According to the Cambridge Centre for Alternative Finance, the United States owns one-third of Bitcoin's hash rate, a 428% increase from September 2020.

Following positive momentum in mining farm initiatives in North America, specifically in the Houston area in the United States, CCNC is rapidly expanding Bitcoin mining to North America. The Company is enthusiastic about the prospects for its mining production. In addition to the recent 10,000 KOI miner purchase order with AGMH, we have further explored and entered a pre-commitment with MinerVA Semiconductor Corp. mining farm in Houston for 10,000 units capacity. The commitment is subject to payment of $5.6m deposits by January 31, 2022. The MinerVa Semiconductor Corp. farm is operational and will allow our mining machines to generate positive value starting the second quarter of 2022.

MinerVa Semiconductor Corp. is the exclusive distributor of the industrial grade crypto miners to leading large scale mining companies in the world. MinerVa Semiconductor Corp. has strong relationships and resources within the Fintech and Blockchain ecosystems, and is providing top-tier end to end technology solutions to leading global blockchain players like Terawulf Inc. and TrueNorth Data Solutions.

Mr. Tingjun Yang, CEO of CCNC, commented, "2022 will be a significant year as we move our mining operations toward a global scale. Together with our key partners from MinerVA, we are confident to execute our growth strategy to link the valuable resources from Bitcoin and Filecoin business, as well as further strengthen diversity to reduce risks. I look forward to working with our leadership team to unlock new growth opportunities to enhance shareholder returns and ensure we remain well-positioned for future success."

About Code Chain New Continent Limited

Code Chain New Continent Limited engages in the research, design, and development of electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system, and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered with. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning. The Company has recently diversified its business into Bitcoin mining and is committed to becoming a vertically integrated cryptocurrency miner.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.